Exhibit 1.1

OXFORD SQUARE CAPITAL CORP.

(a Maryland corporation)

AMENDMENT NO. 1 TO

AMENDED and RESTATED EQUITY DISTRIBUTION AGREEMENT

May 5, 2026

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor
New York, New York 10022

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

This Amendment No. 1, dated May 5, 2026 (the “Amendment”), is to the Amended and Restated Equity Distribution Agreement, dated August 16, 2024 (the “Equity Distribution Agreement”), by and among Oxford Square Capital Corp., a Maryland corporation (the “Company”), Oxford Square Management, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), Oxford Funds LLC, a limited liability company organized under the laws of Delaware (the “Administrator”) and Lucid Capital Markets, LLC (“Lucid”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and, together with Lucid, the “Agents”).

WHEREAS, the Company, the Adviser, the Administrator, Lucid and Ladenburg desire to amend the Equity Distribution Agreement to amend the definition of Registration Statement as such term is used in the Equity Distribution Agreement with effect on and after the date hereof.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby, further amend the Equity Distribution Agreement and agree as follows:

Effective on the date hereof, all references to the “Registration Statement” in the Equity Distribution Agreement shall refer to the registration statement on Form N-2 (333-290511) and The second paragraph of Section 1 of the Equity Distribution Agreement is replaced in its entirety with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form N-2 (File No. 333-290511), including a base prospectus, relating to the Common Shares, including the Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares dated May 5, 2026, as supplemented by the prospectus supplement filed on the date hereof specifically relating to the Shares (together, the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof, or incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424 under the Securities Act, including all documents incorporated or deemed incorporated by reference therein, is herein called the “Prospectus.” Any reference to the base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424, in each case after the date of the base prospectus, the Prospectus Supplement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Agents.

Very truly yours,

OXFORD SQUARE CAPITAL CORP.

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Chief Executive Officer

OXFORD SQUARE MANAGEMENT, LLC

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Chief Executive Officer

OXFORD FUNDS, LLC

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Managing Member

CONFIRMED AND ACCEPTED, as of
the date first above written:

LUCID CAPITAL MARKETS, LLC.

By:	/s/ Jeffrey Caliva
	Name:	Jeffrey Caliva
	Title:	Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Dan Blood
	Name:	Dan Blood
	Title:	Co-Head of Investment Banking

[Signature page to Amendment No. 1 to Amended and Restated Equity Distribution Agreement]